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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus pertaining to the Dividend Reinvestment and Stock Purchase Plan of Jameson Inns, Inc. for the registration of 200,000 shares of its common stock and to the incorporation therein of our report dated February 3, 2000, with respect to the consolidated financial statements and schedule of Jameson Inns, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP



Atlanta, Georgia
February 16, 2001